UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 14, 2005
(February 8, 2005)

STORAGE TECHNOLOGY CORPORATION
(Exact Name of Registrant As Specified In Its Charter)

Delaware	1-7534	84-0593263
(State or jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One StorageTek Drive, Louisville, Colorado 80028-4309
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (303) 673-5151

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2005, the Human Resources and Compensation Committee of the Board of Directors of Storage Technology Corporation (“StorageTek”) approved a form of restricted stock agreement for use in connection with StorageTek’s Amended and Restated 1995 Equity Participation Plan (“1995 Plan”) and a form of restricted stock agreement for use in connection with StorageTek’s 2004 Long Term Incentive Plan (“2004 Plan”). The agreements address, among other things, the vesting of the awards, the effect of termination of employment on the awards, the participant’s obligation to pay certain taxes, and a waiver of data privacy rights. The agreement related to the 2004 Plan includes a new definition of retirement (age 55 and 5 years of service) and provides for the accelerated vesting of restricted shares upon retirement. Copies of the agreements are attached hereto as exhibits.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

10.1	Form of Restricted Stock Agreement under 1995 Plan
10.2	Form of Restricted Stock Agreement under 2004 Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2005	Storage Technology Corporation By: /s/ Thomas G. Arnold —————————————— Vice President, Corporate Controller

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